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                                                                    EXHIBIT 21.1
                       SUBSIDIARIES OF SCHMITT INDUSTRIES, INC.
                                  AS OF MAY 31, 1996


                                         STATE OF INCORPORATION OR
  SUBSIDIARY                             COUNTRY IN WHICH ORGANIZED
  ------------------------------------   ---------------------------------
  Schmitt Measurement Systems, Inc.      Montana


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